Exhibit 5.9

Richards, Layton & Finger, P.A. Letterhead

May 18, 2018

Kinross Gold Corporation

25 York Street, 17th Floor

Toronto, Ontario

Canada M5J 2V5

Ladies and Gentlemen:

We are acting as special Delaware counsel to Fairbanks Gold Mining, Inc., a Delaware corporation (“FGM”), Round Mountain Gold Corporation, a Delaware corporation (“RMGC”), KG Mining (Bald Mountain) Inc., a Delaware corporation (“KGMBM”), and KG Mining (Round Mountain) Inc., a Delaware corporation (“KGMRM,” and together with FGM, RMGC, and KGMBM, the “Companies”), in connection with the Guarantee (as defined below).  In this connection you have requested our opinions as to certain matters of Delaware law.

For the purpose of rendering our opinions as expressed herein, we have been furnished and have reviewed the following documents:

(i)                                     the Certificate of Incorporation of FGM, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on August 6, 1991, as amended by the Certificate of Merger of FGM, as filed with the Secretary of State on January 6, 1992, as amended by the Certificate of Amendment of FGM, as filed with the Secretary of State on February 28, 1992, as amended by the Certificates of Merger of FGM, as filed with the Secretary of State on April 30, 1992 and December 21, 2000, respectively, as amended by the Certificate of Change of Registered Agent and/or Registered Office of FGM, as filed with the Secretary of State on June 27, 2011, as amended by the Certificate of Change of Registered Agent and/or Registered Office of FGM, as filed with the Secretary of State on March 23, 2018 (collectively, the “FGM Certificate of Incorporation”);

(ii)                                  the Certificate of Incorporation of RMGC, as filed with the Secretary of State on June 10, 1985, as amended by the Certificate of Amendment of RMGC, as filed with the Secretary of State on September 30, 1985, as amended by the Certificate of Amendment of RMGC, as filed with the Secretary of State on September 21, 1993, as amended by the Certificate of Change of Registered Agent and/or Registered Office of RMGC, as filed with the Secretary of State on June 27, 2011, as amended by the Certificate of Change of Registered

Agent and/or Registered Office of RMGC, as filed with the Secretary of State on March 23, 2018 (collectively, the “RMGC Certificate of Incorporation”);

(iii)                               the Certificate of Incorporation of KGMBM, as filed with the Secretary of State of the State on November 6, 2015, as amended by the Certificate of Change of Registered Agent and/or Registered Office of KGMBM, as filed with the Secretary of State on March 23, 2018 (collectively, the “KGMBM Certificate of Incorporation”);

(iv)                              the Certificate of Incorporation of KGMRM, as filed with the Secretary of State on November 6, 2015, as amended by the Certificate of Change of Registered Agent and/or Registered Office of KGMRM, as filed with the Secretary of State on March 23, 2018 (collectively, the “KGMRM Certificate of Incorporation” and, together with the FGM Certificate of Incorporation, the RMGC Certificate of Incorporation and the KGMBM Certificate of Incorporation, the “Certificates of Incorporation”);

(v)                                 the Amended and Restated Bylaws of FGM, as in effect since August 15, 2011 (the “FGM Bylaws”);

(vi)                              the Amended and Restated Bylaws of RMGC, as in effect since August 15, 2011 (the “RMGC Bylaws”);

(vii)                           the Bylaws of KGMBM, as in effect since August 22, 2016 (the “KGMBM Bylaws”);

(viii)                        the Bylaws of KGMRM, as in effect since August 19, 2016 (the “KGMRM Bylaws,” and together with the FGM Bylaws, the RMGC Bylaws and the KGMBM Bylaws, the “Bylaws”);

(ix)                              the Indenture, dated as of August 22, 2011, between Kinross Gold Corporation (“KCG”), as Issuer, Wells Fargo Bank, National Association (“Wells Fargo”), as Trustee, and certain other parties thereto, as Guarantors (as defined therein), as supplemented by the First Supplemental Indenture, dated as of December 8, 2014 (the “Original Indenture”);

(x)                                 the Second Supplemental Indenture, dated as of September 1, 2016, among KCG, Wells Fargo and the New Guarantors (as defined therein) (the “Second Supplemental Indenture” and, together with the Original Indenture, the “Indenture”);

(xi)                              the form of Guarantee to be executed by each of the Guarantors (as defined therein) (the “Guarantee”);

(xii)                           a separate certificate of an officer (each an “Officer’s Certificate”) of each of the Companies (including the resolutions of the board of directors of each such Company, attached thereto and certified therein (the “Board Resolutions”)), dated the date hereof, as to certain matters; and

(xiii)                        a separate Certificate of Good Standing for each of the Companies, dated the date hereof, obtained from the Secretary of State.

With respect to the foregoing documents, we have assumed: (a) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations, of each of the officers and other persons and entities signing or whose signatures appear upon each of said documents as or on behalf of the parties thereto (except as relates to the incumbency, authority, legal right and power of the Companies); (b) the authenticity of all documents submitted to us as originals; (c) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic, electronic or other copies; (d) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions as expressed herein; and (e) the form of Guarantee submitted to us will be duly completed in a manner consistent with the opinions stated herein.  We have not reviewed any document other than the documents listed above for purposes of rendering our opinions as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein.  In addition, we have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents furnished for our review as listed above, the statements of facts and factual information set forth in said documents, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

In addition to the foregoing, for purposes of rendering our opinions as expressed herein, we have assumed:

(1)                                 that, except to the extent opined to in opinion paragraph 1 below, each of the parties to the Guarantee is (and will be at the time the Guarantee is entered into) duly organized, validly existing and in good standing under the laws of the jurisdiction governing its organization;

(2)                                 that, except to the extent opined to in opinion paragraph 2 below, each of the parties to the Guarantee has (and will have at the time it enters into the Guarantee) the power and authority to execute and deliver the Guarantee and to perform its obligations thereunder;

(3)                                 that, except to the extent opined to in opinion paragraphs 3 and 4 below, the Guarantee has been (and will be at the time the Guarantee is entered into) duly authorized, executed and delivered by each of the parties thereto;

(4)                                 that the Guarantee constitutes (and at the time the Guarantee is entered into will constitute) a legal, valid and binding obligation of each of the parties thereto, enforceable against each such party in accordance with its terms;

(5)                                 that the due authorization, execution and delivery of the Guarantee by each of the Companies did not or will not, and the consummation of the transactions contemplated thereby will not, violate or conflict with any provision of any judgment, order, writ, injunction or decree of any court or governmental authority, or violate or result in a breach of or constitute a default or require any consent (other than such consents as have been duly obtained) under, any provision of any other agreement, contract, instrument or obligation to which any of the Companies is a party or by which any of the Companies or any of its properties is bound;

(6)                                 that the negotiation, preparation and execution of the Guarantee have not occurred or will not occur within the State of Delaware, none of the transactions contemplated by the Guarantee, nor any other transactions and other documents relating to the subject matter thereof, have occurred or will occur in the State of Delaware, no payment pursuant to the Guarantee has been or will be made or received within the State of Delaware, and, except for the maintenance of the office of its respective registered agent, none of the Companies, directly or indirectly through its subsidiaries, derives any income from or connected with sources within the State of Delaware, is registered to or conducts any business in the State of Delaware, or has any assets, activities, offices or employees in the State of Delaware; and

(7)                                 that the Guarantee is (and will be at the time the Guarantee is entered into) necessary and convenient to the conduct, promotion or attainment of the business of each of the Companies.

Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate to render our opinions as expressed herein, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, it is our opinion that:

1.                                      Each of the Companies is duly incorporated, validly existing and in good standing as a corporation under the General Corporation Law.

2.                                      Each of the Companies has all requisite power and authority under its respective Certificate of Incorporation and Bylaws and the General Corporation Law to execute and deliver the Guarantee and to perform its obligations thereunder.

3.                                      The execution and delivery of the Guarantee by each of the Companies, and the performance by each of the Companies of its obligations thereunder, have been duly authorized by all necessary action on the part of such Company under its respective Certificate of Incorporation and Bylaws and the General Corporation Law.

4.                                      To the extent Delaware law is applicable, the Guarantee will be duly executed by each of the Companies when executed by an authorized officer of each Company.

5.                                      The execution and delivery of the Guarantee by each of the Companies, and the performance by each of the Companies of its obligations thereunder, will not violate its respective Certificate of Incorporation or Bylaws or the General Corporation Law.

The foregoing opinions are subject to the following limitations, exceptions and qualifications:

A.                                    We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction.  The foregoing opinions are limited to the laws of the State of Delaware currently in effect, and we have not considered and express no opinion on the effect of the laws of any other state or jurisdiction, including state or federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body.  In addition, we have not considered and express no opinion as to the applicability of or any compliance with the Delaware Securities Act, 6 Del. C. § 73-101 et seq., or any rules or regulations promulgated thereunder.

B.                                    Our opinions as set forth above do not encompass any agreement or document referred to, annexed or attached to or incorporated by reference into the Guarantee.

The foregoing opinions are rendered solely for your benefit in connection with the matters addressed herein and, without our prior written consent, may not be relied upon by such persons for any other purpose or be furnished or quoted to, or be relied upon by, any other person or entity for any other purpose.  This opinion speaks only as of the date hereof, and we shall have no obligation to update this opinion in any respect after the date hereof, including with respect to changes in law occurring on or after the date hereof.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

MJG/JJV